EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
2016 FIRST QUARTER FINANCIAL RESULTS

•	Maintained leverage profile in challenging environment

•	Maintained quarterly distribution of $0.8125

•	New $664 million amended and extended revolving credit facility due March 2020

KILGORE, Texas, April 27, 2016 (GlobeNewswire) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (the "Partnership") announced today its financial results for the quarter ended March 31, 2016.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of MMLP, said, "In this challenging environment the portfolio effect of our diverse model provided cumulatively solid first quarter 2016 results. The Partnership finished the quarter with a 0.98 times distribution coverage ratio, inclusive of paying all incentive distribution rights to our general partner. Our adjusted EBITDA was $49.3 million, and our distributable cash flow was $32.5 million. Our maintenance capital expenditures were $7.0 million, approximately 40% of forecasted maintenance capital costs for 2016. This heavy maintenance capital quarter was primarily the result of our refinery turnaround and the dry-docking of our offshore sulfur tow.

"Across our businesses, within the Natural Gas Services segment, our Cardinal Gas Storage division exceeded forecast based on higher than expected interruptible services revenue during the quarter. Our Terminalling and Storage segment performed better than anticipated due to high utilization and strong throughput at our legacy specialty terminals combined with lower operating costs. On the pure sulfur side of our Sulfur Services business, we also exceeded forecast based on reduced costs. Likewise, our fertilizer business performed well late in the quarter and we expect continued strength as some fertilizer application has been delayed into the second quarter of the year.

"While we are facing challenges in several areas, including throughput reductions at our Corpus Christi Crude Terminal, a weaker than anticipated inland marine market and reduced cash flow from our West Texas LPG joint venture, we will again rely on our diverse cash flow model and expect that continued high levels of refinery utilization will serve the Partnership well for the remainder of 2016.

"Additionally, today we closed a two-year extension to the Partnership’s revolving credit facility with our lending syndicate. We were pleased to achieve this extension in the face of a difficult energy lending environment. The Partnership’s credit facility will now mature in March 2020. "

The Partnership's distributable cash flow from continuing operations for the first quarter of 2016 was $32.5 million compared to distributable cash flow from continuing operations for the first quarter of 2015 of $37.1 million, a decrease of 12%.

The Partnership's adjusted EBITDA from continuing operations for the first quarter of 2016 was $49.3 million compared to adjusted EBITDA from continuing operations for the first quarter of 2015 of $50.4 million, a decrease of 2%. Net income for the first quarter of 2016 was $15.9 million, or $0.33 per limited partner unit. Net income for the first quarter of 2015 was $17.2 million, or $0.37 per limited partner unit.

Revenues for the first quarter of 2016 were $225.6 million compared to $305.4 million for the first quarter of 2015. The decline in revenues is attributable primarily to significantly lower natural gas liquids prices.

On February 12, 2015, the Partnership exited the natural gas liquids floating storage and trans-loading businesses as a result of the sale of its six liquefied petroleum gas pressure barges, collectively referred to as the "Floating Storage Assets", for $41.3 million. The Partnership recorded a gain on the disposition of $1.5 million.

Distributable cash flow and EBITDA from discontinued operations were negative $0.2 million for the first quarter of 2015. Discontinued operations for the first quarter 2015 were $1.2 million, or $0.03 per limited partner unit.

Distributable cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow” in order to show the components of these non-GAAP financial measures and their reconciliation to the most directly comparable GAAP measurement.

Included with this press release are the Partnership's consolidated financial statements as of and for the three months ended March 31, 2016 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission on April 28, 2016.

Quarterly Cash Distribution

The quarterly cash distribution of $0.8125 per common unit, which was announced on April 21, 2016, is payable on May 13, 2016 to common unitholders of record as of the close of business on May 6, 2016. The ex-dividend date for the cash distribution is May 4, 2016. This distribution reflects an annualized distribution rate of $3.25 per unit.

Investors' Conference Call

An investors' conference call to review the first quarter results will be held on Thursday, April 28, 2016, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. Additionally, an accompanying slide and live webcast will be available by visiting Martin Midstream Partners’ website at www.martinmidstream.com. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on April 28, 2016 through 10:59 p.m. Central Time on May 9, 2016. The access code for the conference call and the audio replay is Conference ID No. 88395885.  The audio replay will also be archived under the Events and Presentations section of the Partnership’s website.

About Martin Midstream Partners

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas services, including liquids transportation and distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com.

Contact: Joe McCreery, IRC, Head of Investor Relations, at (903) 988-6425 and (877) 256-6644.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Dollars in thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)	(Audited)
Assets
Cash	$46	$31
Accounts and other receivables, less allowance for doubtful accounts of $398 and $430, respectively	59,218	74,355
Product exchange receivables	1,001	1,050
Inventories	57,904	75,870
Due from affiliates	11,558	10,126
Fair value of derivatives	465	675
Other current assets	4,689	5,718
Total current assets	134,881	167,825

Property, plant and equipment, at cost	1,397,582	1,387,814
Accumulated depreciation	(417,106)	(404,574)
Property, plant and equipment, net	980,476	983,240

Goodwill	23,802	23,802
Investment in WTLPG	131,469	132,292
Note receivable - Martin Energy Trading LLC	15,000	15,000
Other assets, net	57,332	58,314
Total assets	$1,342,960	$1,380,473

Liabilities and Partners’ Capital
Trade and other accounts payable	$65,390	$81,180
Product exchange payables	9,921	12,732
Due to affiliates	3,098	5,738
Income taxes payable	1,036	985
Other accrued liabilities	10,310	18,533
Total current liabilities	89,755	119,168

Long-term debt, net	873,611	865,003
Fair value of derivatives	—	206
Other long-term obligations	2,514	2,217
Total liabilities	965,880	986,594

Commitments and contingencies
Partners’ capital	377,080	393,879
Total liabilities and partners' capital	$1,342,960	$1,380,473

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 28, 2016.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and units in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2016	2015
Revenues:
Terminalling and storage *	$31,705	$33,797
Marine transportation *	16,346	20,636
Natural gas services*	16,097	16,487
Sulfur services	2,700	3,090
Product sales: *
Natural gas services	91,091	146,303
Sulfur services	39,475	50,047
Terminalling and storage	28,191	34,993
	158,757	231,343
Total revenues	225,605	305,353

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	78,544	137,707
Sulfur services *	27,524	36,023
Terminalling and storage *	23,832	30,082
	129,900	203,812
Expenses:
Operating expenses *	41,232	45,306
Selling, general and administrative *	8,171	8,806
Depreciation and amortization	22,048	22,717
Total costs and expenses	201,351	280,641

Other operating income (loss)	84	(10)
Operating income	24,338	24,702

Other income (expense):
Equity in earnings of WTLPG	1,677	1,740
Interest expense, net	(10,112)	(10,546)
Other, net	62	437
Total other expense	(8,373)	(8,369)

Net income before taxes	15,965	16,333
Income tax expense	(51)	(300)
Income from continuing operations	15,914	16,033
Income from discontinued operations, net of income taxes	—	1,215
Net income	15,914	17,248
Less general partner's interest in net income	(4,211)	(4,238)
Less income allocable to unvested restricted units	(43)	(67)
Limited partners' interest in net income	$11,660	$12,943

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 28, 2016.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and units in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended
	March 31,
	2016	2015
Revenues:*
Terminalling and storage	$20,958	$20,474
Marine transportation	6,411	6,745
Natural gas services	313	—
Product Sales	700	1,589
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	3,385	6,918
Sulfur services	3,812	3,624
Terminalling and storage	3,385	5,402
Expenses:
Operating expenses	17,357	20,400
Selling, general and administrative	5,432	5,994

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 28, 2016.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and units in thousands, except per unit amounts)

	Three Months Ended
	March 31,
	2016	2015
Allocation of net income attributable to:
Limited partner interest:
Continuing operations	$11,660	$12,031
Discontinued operations	—	912
	$11,660	$12,943
General partner interest:
Continuing operations	$4,211	$3,939
Discontinued operations	—	299
	$4,211	$4,238

Net income per unit attributable to limited partners:
Basic:
Continuing operations	$0.33	$0.34
Discontinued operations	—	0.03
	$0.33	$0.37

Weighted average limited partner units - basic	35,354	35,317

Diluted:
Continuing operations	$0.33	$0.34
Discontinued operations	—	0.03
	$0.33	$0.37

Weighted average limited partner units - diluted	35,366	35,360

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 28, 2016.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Partners’ Capital
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - January 1, 2015	35,365,912	$470,943	$14,728	$485,671
Net income	—	13,010	4,238	17,248
Issuance of common units, net	—	(145)	—	(145)
Issuance of restricted units	91,950	—	—	—
Forfeiture of restricted units	(1,000)	—	—	—
General partner contribution	—	—	55	55
Cash distributions	—	(28,803)	(4,405)	(33,208)
Unit-based compensation	—	399	—	399
Balances - March 31, 2015	35,456,862	$455,404	$14,616	$470,020

Balances - January 1, 2016	35,456,612	$380,845	$13,034	$393,879
Net income	—	11,703	4,211	15,914
Issuance of restricted units	13,800	—	—	—
Forfeiture of restricted units	(250)	—	—	—
Cash distributions	—	(28,795)	(4,560)	(33,355)
Unit-based compensation	—	222	—	222
Excess purchase price over carrying value of acquired assets	—	750	—	750
Purchase of treasury units	(15,200)	(330)	—	(330)
Balances - March 31, 2016	35,454,962	$364,395	$12,685	$377,080

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 28, 2016.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net income	$15,914	$17,248
Less: Income from discontinued operations, net of income taxes	—	(1,215)
Net income from continuing operations	15,914	16,033
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	22,048	22,717
Amortization of deferred debt issuance costs	715	868
Amortization of premium on notes payable	(77)	(82)
Loss (gain) on sale of property, plant and equipment	(84)	12
Equity in earnings of unconsolidated entities	(1,677)	(1,740)
Derivative income	(2,001)	(625)
Net cash received for commodity derivatives	1,215	—
Net cash received for interest rate derivatives	160	—
Net premiums received on derivatives that settle during the year on interest rate swaption contracts	630	625
Unit-based compensation	222	399
Cash distributions from WTLPG	2,500	2,100
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	15,136	39,716
Product exchange receivables	49	2,814
Inventories	17,966	20,203
Due from affiliates	(1,432)	2,243
Other current assets	1,142	184
Trade and other accounts payable	(13,078)	(46,504)
Product exchange payables	(2,811)	125
Due to affiliates	(2,640)	1,620
Income taxes payable	51	300
Other accrued liabilities	(8,223)	(12,345)
Change in other non-current assets and liabilities	(419)	(339)
Net cash provided by continuing operating activities	45,306	48,324
Net cash used in discontinued operating activities	—	(1,580)
Net cash provided by operating activities	45,306	46,744
Cash flows from investing activities:
Payments for property, plant and equipment	(17,298)	(12,927)
Acquisition of intangible assets	(2,150)	—
Payments for plant turnaround costs	(991)	(1,468)
Proceeds from sale of property, plant and equipment	113	—
Net cash used in continuing investing activities	(20,326)	(14,395)
Net cash provided by discontinued investing activities	—	41,250
Net cash provided by (used in) investing activities	(20,326)	26,855
Cash flows from financing activities:
Payments of long-term debt	(86,200)	(72,000)
Proceeds from long-term debt	94,200	32,000
Proceeds from issuance of common units, net of issuance related costs	—	(145)
General partner contribution	—	55
Purchase of treasury units	(330)	—
Payment of debt issuance costs	(30)	(306)
Excess purchase price over carrying value of acquired assets	750	—
Cash distributions paid	(33,355)	(33,208)
Net cash used in financing activities	(24,965)	(73,604)
Net increase (decrease) in cash	15	(5)
Cash at beginning of period	31	42
Cash at end of period	$46	$37
Non-cash additions to property, plant and equipment	$3,292	$4,901
These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on April 28, 2016.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended March 31, 2016 and 2015

	Three Months Ended March 31,		Variance	Percent Change
	2016	2015
	(In thousands, except BBL per day)
Revenues:
Services	$33,157	$35,041	$(1,884)	(5)%
Products	28,193	34,993	(6,800)	(19)%
Total revenues	61,350	70,034	(8,684)	(12)%

Cost of products sold	24,350	31,161	(6,811)	(22)%
Operating expenses	18,716	20,353	(1,637)	(8)%
Selling, general and administrative expenses	1,100	873	227	26%
Depreciation and amortization	9,998	9,789	209	2%
	7,186	7,858	(672)	(9)%
Other operating income (loss)	100	(6)	106	(1,767)%
Operating income	$7,286	$7,852	$(566)	(7)%

Lubricant sales volumes (gallons)	5,146	6,049	(903)	(15)%
Shore-based throughput volumes (gallons)	25,559	42,524	(16,965)	(40)%
Smackover refinery throughput volumes (BBL per day)	4,439	5,536	(1,097)	(20)%
Corpus Christi crude terminal (BBL per day)	92,635	180,575	(87,940)	(49)%

Natural Gas Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2016 and 2015

	Three Months Ended March 31,		Variance	Percent Change
	2016	2015
	(In thousands)
Revenues:
Services	$16,097	$16,487	$(390)	(2)%
Products	91,091	146,303	(55,212)	(38)%
Total revenues	107,188	162,790	(55,602)	(34)%

Cost of products sold	79,348	138,167	(58,819)	(43)%
Operating expenses	5,519	5,689	(170)	(3)%
Selling, general and administrative expenses	2,304	2,101	203	10%
Depreciation and amortization	6,974	8,402	(1,428)	(17)%
	13,043	8,431	4,612	55%
Other operating loss	—	(4)	4	(100)%
Operating income	$13,043	$8,427	$4,616	55%

Distributions from unconsolidated entities	$2,500	$2,100	$400	19%

NGL sales volumes (Bbls)	3,202	3,894	(692)	(18)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended March 31, 2016 and 2015

	Three Months Ended March 31,		Variance	Percent Change
	2016	2015
	(In thousands)
Revenues:
Services	$2,700	$3,090	$(390)	(13)%
Products	39,475	50,047	(10,572)	(21)%
Total revenues	42,175	53,137	(10,962)	(21)%

Cost of products sold	27,615	36,113	(8,498)	(24)%
Operating expenses	2,757	4,283	(1,526)	(36)%
Selling, general and administrative expenses	958	1,062	(104)	(10)%
Depreciation and amortization	1,970	2,126	(156)	(7)%
	8,875	9,553	(678)	(7)%
Other operating loss	(16)	—	(16)
Operating income	$8,859	$9,553	$(694)	(7)%

Sulfur (long tons)	157	216	(59)	(27)%
Fertilizer (long tons)	83	96	(13)	(14)%
Total sulfur services volumes (long tons)	240	312	(72)	(23)%

Marine Transportation Segment

Comparative Results of Operations for the Three Months Ended March 31, 2016 and 2015

	Three Months Ended March 31,		Variance	Percent Change
	2016	2015
	(In thousands)
Revenues	$16,902	$21,946	$(5,044)	(23)%
Operating expenses	14,837	15,906	(1,069)	(7)%
Selling, general and administrative expenses	(419)	(40)	(379)	948%
Depreciation and amortization	3,106	2,400	706	29%
Operating income (loss)	$(622)	$3,680	$(4,302)	(117)%

Distributions from Unconsolidated Entities

Comparative Results of Operations for the Three Months Ended March 31, 2016 and 2015

	Three Months Ended March 31,		Variance	Percent Change
	2016	2015
	(In thousands)
Distributions from WTLPG	$2,500	$2,100	$400	19%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three months ended March 31, 2016 and 2015.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended
	March 31,
	2016	2015

Net income	$15,914	$17,248
Less: Income from discontinued operations, net of income taxes	—	(1,215)
Income from continuing operations	15,914	16,033
Adjustments:
Interest expense	10,112	10,546
Income tax expense	51	300
Depreciation and amortization	22,048	22,717
EBITDA	48,125	49,596
Adjustments:
Equity in earnings of unconsolidated entities	(1,677)	(1,740)
(Gain) loss on sale of property, plant and equipment	(84)	12
Unrealized mark to market on commodity derivatives	210	—
Distributions from unconsolidated entities	2,500	2,100
Unit-based compensation	222	399
Adjusted EBITDA	49,296	50,367
Adjustments:
Interest expense	(10,112)	(10,546)
Income tax expense	(51)	(300)
Amortization of debt premium	(77)	(82)
Amortization of deferred debt issuance costs	715	868
Non-cash mark-to-market on interest rate derivatives	(206)	—
Payments for plant turnaround costs	(991)	(1,468)
Maintenance capital expenditures	(6,044)	(1,758)
Distributable Cash Flow	$32,530	$37,081